Exhibit (a)(2)
                                                              to the Schedule TO


                              LETTER OF TRANSMITTAL
                              TO TENDER OPTIONS OF
                         INTERNET SECURITY SYSTEMS, INC.
                                 PURSUANT TO THE
                    OFFER TO EXCHANGE DATED OCTOBER 29, 2003


THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 26, 2003, UNLESS INTERNET SECURITY SYSTEMS, INC. EXTENDS THE OFFER.


To:     Internet Security Systems, Inc.
6303 Barfield Road
Atlanta, GA 30328
Attn: Yaslyn Moore
Email: optionexchange@iss.net
Facsimile: 404-236-2607

Pursuant to the terms and subject to the conditions of the Offer to Exchange dated October 29, 2003, and this Letter of Transmittal, below are the grant date(s), options exchangeable, and the original grant price(s) of my options granted to me under the Company's Restated 1995 Stock Incentive Plan (the "Plan"), which are eligible for the tender offer exchange:

---------------------- -------------------- ------------------- -------------------- -------------------
        Name               Grant Date        Original Grant        # of Options      # of New Options
                                                  Price            Eligible for        to be Granted
                                                                     Exchange
---------------------- -------------------- ------------------- -------------------- -------------------

---------------------- -------------------- ------------------- -------------------- -------------------

---------------------- -------------------- ------------------- -------------------- -------------------
                                                                 Total:               Total:
---------------------- -------------------- ------------------- -------------------- -------------------

I accept and hereby tender all outstanding options to purchase Option Shares, which have an exercise price greater than $30.00 per share, granted to me under the Option Plan. |_| (please check box)

You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options granted to you under the Option Plan.


Signature:                                         Date:
          ----------------------------------            --------------------------------------

Name:                                              Address:
     ---------------------------------------               -----------------------------------

Capacity:
         -----------------------------------       -------------------------------------------

Tax ID/SSN:                                        Telephone No.:
           ---------------------------------

Upon the terms and subject to the conditions set forth in the Offer to Exchange dated October 29, 2003 (the "Offer to Exchange") and in this Letter of Transmittal (this "Letter" and, together with the Offer to Exchange, as they may be amended or supplemented from time to time, the "Offer"), I hereby tender to the Company all options to purchase Option Shares, which have an exercise price of greater than $30.00 per share, that I have been granted under the Option Plan (the "Tendered Options") in exchange for new options to purchase the shares of the Company's common stock (the "New Options"), subject to the Tendered Options being accepted for exchange by the Company. Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all my right, title and interest in and to all of the Tendered Options.

I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims.

Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

The name of the registered holder of the Tendered Options appears above exactly as it appears on the option agreement or agreements representing the Tendered Options.

I understand and acknowledge that:

I must tender, pursuant to the Offer, all of the outstanding options, which have an exercise price of greater than $30.00 per share, which were granted to me under the Option Plan and if I choose to tender any of my options, I will be deemed to have tendered all of my options. In other words, no partial tender of options will be accepted.

All Tendered Options properly tendered prior to 5:00 P.M., Eastern Time, on November 26, 2003, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn will be exchanged for New Options upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 7 of the Offer to Exchange.

Upon the Company's acceptance of the Tendered Options for exchange, the option agreement or agreements to which the Tendered Options are subject will be deemed cancelled and terminated. All New Options will be subject to the terms and conditions of the Option Plan and the terms of a new option agreement between the Company and me, a copy of which I will receive after the New Options are granted.

The New Options will not be granted until on or about the first business day that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered Options, and will have a per share exercise price equal to the fair market value of a share of the Company's common stock on the date the New Options are granted.

I must be an employee of the Company or one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain an employee, I will not receive any New Options or any other consideration for the Tendered Options.

By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the Instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and, in any event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

If the Company is acquired during the period between the date of the acceptance of the Tendered Options and the date the New Options are to be granted, the acquiror may not be obligated to honor the Company's original intent to issue the New Options and may choose not to do so.

If any Tendered Options are not accepted for exchange, they shall remain outstanding and retain their current exercise price and vesting schedule.

The Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.



All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

The Offer is not being made to (nor will Tendered Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

                                  INSTRUCTIONS

                         THESE INSTRUCTIONS FORM PART OF
                      THE TERMS AND CONDITIONS OF THE OFFER

        1. Delivery of Letter of Transmittal. This Letter, properly completed and duly executed, and any other documents required by this Letter, must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date. The Company will not accept any alternative or contingent tenders. By execution of this Letter, you waive any right to receive any notice of the acceptance of the Tendered Options, except as provided in the Offer to Exchange.

        DELIVERY OF THIS LETTER TO AN ADDRESS OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER WILL NOT CONSTITUTE A VALID DELIVERY.

        THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        THIS LETTER MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, EACH OF WHICH WILL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH, WHEN TAKEN TOGETHER, WILL BE DEEMED TO CONSTITUTE ONE AND THE SAME LETTER. DELIVERY OF AN EXECUTED COUNTERPART OF THIS LETTER BY FACSIMILE, EMAIL OR ANY OTHER RELIABLE MEANS SHALL BE EFFECTIVE FOR ALL PURPOSES AS DELIVERY OF A MANUALLY EXECUTED ORIGINAL COUNTERPART. THE COMPANY MAY MAINTAIN A COPY OF THIS LETTER IN ELECTRONIC FORM. YOU AND THE COMPANY FURTHER AGREE THAT A COPY PRODUCED FROM THE DELIVERED COUNTERPART OR ELECTRONIC FORM BY ANY RELIABLE MEANS (FOR EXAMPLE, PHOTOCOPY, FACSIMILE, EMAIL OR PRINTED IMAGE) SHALL IN ALL RESPECTS BE CONSIDERED AN ORIGINAL.

        2. Withdrawal of Tendered Options. Tenders of Tendered Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw all of your Tendered Options at any time until the extended expiration of the Offer. Because the Company is not accepting partial tenders of an individual's options, you may only withdraw all of your Tendered Options. To withdraw your Tendered Options, you must deliver a written notice of withdrawal with the required information to the Company while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Tendered Options are properly re-tendered prior to the Expiration Date by following the procedures described above.


        3. Tenders. If you intend to tender options pursuant the Offer, you must select the "I accept" box on page 1 of this Letter. You must tender for exchange all of your options, which have an exercise price greater than $30.00 per share, granted to you pursuant to the Option Plan. See Section 3 of the Offer to Exchange for a more detailed explanation of these requirements. If you do not intend to tender your options pursuant the Offer, you must submit the accompanying Election to Decline, instead of this letter.


        4. Signatures on this Letter of Transmittal. If this Letter is signed by the holder of the Tendered Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Tendered Options are subject without alteration, enlargement or any change whatsoever. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

        5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to optionexchange@iss.net.

        6. Irregularities. All questions as to the number of Tendered Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any Tendered Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Tendered Options the Company determines not to be in proper form or the acceptance of which the Company determines to be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Tendered Options, and the Company's interpretation of the terms of the Offer (including these Instructions) will be final and binding on all parties. No tender of Tendered Options will be deemed to be properly made until all defects and irregularities have been cured or waived to the Company's satisfaction. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

        7. Important Tax Information. You should carefully review Sections 9 and 14 of the Offer to Exchange, which contain important United States Federal tax information.

        8. Copies. You should make a copy of this Letter, after you have completed and signed it, for your records.